EXHIBIT 99.1

Midway Reports $11 Million Budgeted for Spring Valley, Nevada in 2012
Results Include 21.3 meters of 4.73 gpt Gold
April 11, 2012

Denver, Colorado – Midway Gold Corp. ("Midway" or the "Company") (MDW:TSX-V; MDW:NYSE-AMEX) reports a summary of 2011 work at Spring Valley, Nevada based upon information provided to Midway by Barrick Gold Exploration Inc.  Barrick is earning into the project and in 2011 spent $7.6 million (unaudited). Barrick’s total expenditure through the end of 2011 of approximately $17.7 million exceeds the cumulative $16 million expenditure required.  In 2011, Barrick completed 4,682 meters in 14 core holes and 14,458 meters in 32 reverse circulation (RC) holes and 10 core pre-collars. Assay results received during the last quarter of 2011 are listed in the table below. These include metallic screen (MS) re-assays of some previously reported holes. Higher grade intercepts include:

●	21.3 meters of 4.73 grams per tonne (gpt) including 1.5 meters of 62.71 gpt in SV11-538C
●	6.1 meters of 6.86 gpt including 3.0 meters of 13.51 gpt in SV11-521
●	6.1 meters of 4.97 gpt including 1.5 meters of 18.89 gpt in SV11-530
●	1.5 meters of 22.11 gpt in SV11-544
●	9.8 meters of 2.13 gpt in SV11-537C

Drilling continues with two rigs operating on the property to further advance the project.

Barrick has informed Midway that it intends to conduct and fund an $11 million program in 2012 that includes both exploration drilling and development work in preparation for an internal pre-feasibility study. Exploration will be focused on in-fill drilling in the north resource area and expansion drilling of the south resource area. The development work will include metallurgical, geotechnical and hydrological studies. This program exceeds the minimum required 2012 program. Under the terms of the March 9th, 2009 agreement between Midway and Barrick, Barrick will earn a 60% interest in the project by completing expenditures totaling US$30 million before December 31, 2013.

Ken Brunk, Midway's President and COO said, “We are pleased that Barrick is accelerating their earn-in expenditures. If they continue on the planned schedule, they could elect to complete their 60% earn-in by the end of 2012 or in early 2013.  They are in the initial stages of transitioning Spring Valley from an exploration project into a mine development project.  They upgraded project support facilities in Lovelock in anticipation of increased in-fill and step-out drilling and are expanding the area permitted for drilling to allow exploration in new areas of the property.”

Significant New Drill Hole Gold Intercepts from Q4 Report
Spring Valley Project, Nevada
(Calculated by Midway from data provided by Barrick)

Hole ID	Assay Type	From (m)	To (m)	Interval (m)	Gold grade (gpt)
SV11-516C		Assays pending
SV11-521	MS	143.3	149.4	6.1	0.65
MS	170.7	176.8	6.1	6.86

Hole ID	Assay Type	From (m)	To (m)	Interval (m)	Gold grade (gpt)
includes	MS			3.0	13.51
	MS	216.4	227.1	10.7	0.34
	MS	492.3	498.3	6.1	0.96
	MS	510.5	513.6	3.0	3.29
SV11-523c	MS	24.4	32.0	7.6	0.96
		Additional MS assays pending
SV11-525	MS	179.8	228.6	48.8	0.58
	MS	271.3	275.8	4.6	0.48
	FA	365.8	367.3	1.5	4.59
SV11-530	MS	125.0	134.1	9.1	0.34
	MS	172.2	178.3	6.1	4.97
includes	MS			1.5	18.89
	MS	202.7	213.4	1.5	1.10
SV11-532c	MS	85.3	96.0	10.7	0.27
SV11-535C		No significant assays
SV11-536C		Assays pending
SV11-537C	MS	185.8	195.5	9.8	2.13
		Additional MS assays pending
SV11-538C	FA	131.4	152.7	21.3	4.73
includes				1.5	62.71
	FA	204.5	206.7	2.1	1.44
	FA	326.9	333.9	7.0	0.34
		Additional MS assays pending
SV11-539C	MS	97.5	106.7	9.1	0.75
		Additional MS assays pending
SV11-542C	MS	135.6	153.8	18.1	0.48
	MS	267.6	273.6	5.9	0.38
		Additional MS assays pending
SV11-544	MS	123.4	131.1	7.6	0.41
	MS	146.3	147.8	1.5	22.11
	MS	178.3	181.4	3.0	0.48
SV11-545	MS	105.2	106.7	1.5	1.44
	MS	222.5	224.0	1.5	2.06
SV11-546		No significant assays
SV11-548	MS	297.2	303.3	6.1	0.55
SV11-549	MS	54.9	59.4	4.6	0.38
	MS	155.4	158.5	3.0	1.41
	MS	185.9	190.5	4.6	0.51
	MS	253.0	262.1	9.1	0.75
SV11-550	MS	138.7	141.7	3.0	0.62
SV11-551		No significant assays
SV11-552		No significant assays
SV11-553	MS	263.7	271.3	7.6	0.96
SV11-554	FA	21.3	22.9	1.5	1.27
SV11-555		No significant assays
SV11-556	FA	22.9	24.4	1.5	3.26

Hole ID	Assay Type	From (m)	To (m)	Interval (m)	Gold grade (gpt)
FA	35.1	36.6	1.5	4.94
MS	237.7	240.8	3.0	0.45
MS	263.7	266.7	3.0	0.48

Reverse circulation drilling was conducted by Hard Rock Drilling of Elko, Nevada. Core drilling was conducted by TonaTec Exploration of Mapleton, Utah. Drill hole numbers ending with a "C" indicate core holes. Samples were assayed by ALS-Chemex Labs, in Sparks, Nevada using 30 gram fire assay methods (FA) and by metallic screen assay methods (MS). Results reported represent thickness along the trace of the drill hole and do not necessarily represent true thickness. Intervals may not match to the nearest tenth due to arithmetic rounding.

Spring Valley Project
Q4 2011 Drill Results
Red - gold intercepts
Nil
MS assays pending
Assays pending
1 km
SV11-516c
Gold Resource
SV11-532c
SV11-542c
SV11-530
SV11-555
SV11-525
SV11-539c
SV11-544
SV11-538c
SV11-553
SV11-521
SV11-546
SV11-552
SV11-554
SV11-556
SV11-551
Gold Trend
SV11-550
SV11-523c
SV11-549
SV11-545
SV11-537c
SV11-535c
SV11-536c
Parcel acquired 2010
N

Spring Valley is a large, porphyry-hosted gold system. A May, 2011 updated resource estimate by Midway reported 2.16 million ounces of gold in the combined Measured and Indicated categories at a cut-off grade of 0.14 gpt. There is an additional Inferred resource of 1.97 million ounces of gold at the same cut-off grade. The Measured resource is 0.93 million ounces contained within 59.0 million tonnes grading 0.49 gpt, the Indicated resource is 1.23 million ounces contained within 85.8 million tonnes grading 0.45 gpt, and the Inferred resource is contained within 103.9 million tonnes grading 0.59 gpt. The estimate was prepared for Midway by Gustavson Associates, LLC of Lakewood, Colorado (Midway press release dated May 2, 2011). The updated resource includes Barrick’s 2009 and 2010 drill results and significantly increased the resource in the Measured and Indicated categories and added additional Inferred resources.

This release has been reviewed and approved for Midway by William S. Neal (M.Sc., CPG), Vice President of Geological Services of Midway, a "qualified person" as that term is defined in NI 43-101.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Director, President and COO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders. For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Vice President of Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, reserve and resource estimates, estimated NPV of the project, anticipated IRR, estimated strip ratio, anticipated mining methods at the project, the estimated economics of the project, anticipated gold recoveries and annual production, estimated capital costs, operating cash costs and total production costs, planned development drilling and anticipated expansion of the resource, and the outcome of the permitting process. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold reserved and resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; risks related to projected project economics, recovery rates, and estimated NPV and anticipated IRR and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the technical report referred to in this press release use the terms "resource", "reserve", "measured resources", "indicated resources" and "inferred resources", which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Estimates of mineral resources in this press release and in the technical report referred to in this press release have been prepared in accordance with NI 43-101 and such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. Mineral resources are not mineral reserves and do not have demonstrated economic viability. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves as defined in the SEC's Guide 7. In addition, "inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures. It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical report referred to in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.